REPURCHASE ELECTION AGREEMENT


         THIS REPURCHASE ELECTION AGREEMENT (the "Agreement"), is dated as of April 2, 1998 (the "Execution Date) and is by and among PRIMEDICA HEALTHCARE, INC., a Florida corporation ("Primedica") and METCARE VII, INC., a Florida corporation ("Metcare"), and METROPOLITAN HEALTHCARE NETWORKS, INC., a Florida corporation ("Parent").

                             PRELIMINARY STATEMENTS

         1. On April 2, 1998 (the "Execution Date"), Metcare, Parent and Primedica entered into an Asset Purchase Agreement, (the "APA"). Capitalized terms not defined in this Agreement have the meanings given them in the APA.

         2. Subject to the conditions of this Agreement, Metcare is desirous of having the right, after five years of prompt and full payment to Primedica of its obligations under the Note, to cause Primedica to acquire substantially all of the Assets, free and clear of all liens, claims and encumbrances, in exchange for extinguishing Metcare and Parent's further obligations under the Note (the "Purchase Price").

                                    AGREEMENT

         In consideration of the respective agreements and covenants in this Agreement and subject to the conditions contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
       Election Procedure, Documentation, Purchase Price and Due Diligence

         Section 1.1 Election Notice. Provided Metcare and Parent have paid all principal, interest and any other amounts due under the Note through the Election Date (as defined below), within sixty days after the Fifth Anniversary of the Execution Date (the "Election Date"), Metcare may send to Primedica, in accordance with the notice provisions in this Agreement, a written notice (the "Notice"), indicating its intention to cause Primedica to acquire the Assets (an "Election").

          Section 1.2 Document Preparation . Primedica shall prepare and deliver to Metcare, within thirty days of the date the Notice has been sent, usual and customary documentation, including without limitation, representations, warranties, covenants and indemnifications (the "Documentation") for the acquisition of the Assets.

          Section 1.3 Due Diligence. Within thirty (30) days subsequent to the date Notice has been sent (the "Notice Date"), Metcare and Parent shall allow Primedica and its authorized representatives reasonable access to all of Metcare and Parent's premises in any way relating to the Assets, accountants, attorneys, books, records and all pertinent other sources of information concerning the Assets and to the extent relevant, in order to conduct due diligence, and provided Metcare and Parent have timely cooperated with Primedica's diligence efforts, Primedica shall complete its due diligence within ninety (90) days of the Notice Date.

          Section 1.4 Conditions to Primedica's Obligation to Close. Primedica's obligations (the "Obligations") to acquire the Assets is subject to Metcare's and Parent's prompt and full compliance with its obligations described in the immediately preceding sentence (the "Cooperation") and Primedica's satisfaction, in Primedica's reasonable discretion, with the results of its due diligence. Primedica shall exert its reasonable best efforts to promptly conclude its diligence. If Primedica reasonably determines that fulfillment of its Obligations are being impeded by a lack of Cooperation, then Primedica shall send to Metcare and Parent a notice, in accordance with the notice provisions in this Agreement, specifying that lack of Cooperation. If Metcare and Parent do not cause that lack of Cooperation to be rectified to Primedica's reasonable satisfaction within fifteen days of the date the lack of Cooperation notice was sent by Primedica, then Primedica may elect, by written notice to not fulfill its Obligations and Primedica shall have no liability or obligations to Metcare and Parent whatsoever under this Agreement and Metcare and Parent shall promptly and completely fulfill their obligations under the Note. If Primedica reasonably determines, in its due diligence that: (i) Metcare and Parent or any other party has incurred obligations for borrowed money which encumber the Assets and for which Metcare and Parent have not agreed in its notice to completely satisfy prior to the sale of the Assets; (ii) Metcare, Parent or any other party has encumbered the Assets or assigned any of its material rights to third parties;
(iii) there are any extraordinary non-ordinary course obligations which encumber the Assets; (iv) there are any excessively burdensome contractual obligations which affect the Assets; (v) there are any material litigation or judgements which affect or reasonably could affect the Assets; (vi) there are any material legal compliance issues involving or which reasonably could involve the Assets;
(viii) there are any material non-market value ordinary course obligations affecting the Assets; (ix) there are any material environmental liabilities which could affect Primedica as a successor in interest; (x) the Assets have suffered a material adverse change; (xi) the assets or business involving the Assets has or foreseeably could be in a condition where a reasonably prudent acquirer would not acquire the Assets for the Purchase Price; or (xii) net revenues, (net of any medical claims expenses or other expenses to non-employee providers, labs or any health care facilities) derived from the Assets shall be at least Six Million Dollars ($6,000,000.00) for the year immediately preceding the Election Date as determined by GAAP, then Primedica may elect, by written notice to not fulfill its Obligations and Primedica shall have no liability or obligations to Metcare or Parent or whatsoever under this Agreement and Metcare and Parent shall promptly and completely fulfill its obligations under the Note.

         Section 1.5 Document Finalization and Closing. Within thirty (30) days of the date the Documentation is sent, written comments shall be sent to Primedica by Metcare and Parent. Within fifteen (15) days of the date the comments have been sent representatives of Primedica, representatives of Metcare and Parent themselves shall meet at Primedica's offices until final documents are agreed to or the parties agree otherwise. Within fifteen (15) days of the date that the parties finally agree upon the form of Documentation, the Closing of the acquisition of the Assets in exchange for the Purchase Price shall occur at Primedica's offices.

                                   ARTICLE II
                                  Miscellaneous

         Section 2.1 Amendment and Modification. This Agreement and the Related Documents may not be modified or terminated orally, and no modification or termination shall be binding unless in writing and signed by the parties to this Agreement.

         Section 2.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, estates, beneficiaries, executors and legal and personal representatives.

         Section 2.3 No Waiver; Remedies Cumulative. This Agreement and the Exhibits and Schedules attached to this Agreement, the Disclosure Document and the Related Documents contain the entire agreement of the parties with respect to the acquisition and the other transactions contemplated in this Agreement, and merges and supersedes all prior understandings and agreements among the parties with respect to the subject matter of this Agreement. Failure of any party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations under this Agreement shall not be construed to be a waiver of any provisions by any party nor to in any way affect the validity of this Agreement or any party's right to enforce any provision of this Agreement nor to preclude any party from taking all other action at any time which it would legally be entitled to take. All waivers to be effective shall be in writing signed by the waiving party.

         Section 2.4 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions of this Agreement. Any references in this Agreement to Sections, Exhibits and Schedules are the Sections, Exhibits and Schedules of this Agreement, the Related Documents or the Disclosure Document.

         Section 2.5 Execution in Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Each party agrees to be bound by any telecopied signature to this Agreement or any agreement executed in connection herewith as if a manually executed signature page had been executed and delivered.

         Section 2.6 Notices. Whenever any notice, request, information or other document is required or permitted to be given under this Agreement, that notice, demand or request shall be in writing and shall be either hand delivered, sent by United States certified mail, postage prepaid, delivered via overnight courier to the addresses below or to any other address that any party may specify by notice to the other parties. No party shall be obligated to send more than one notice to each of the other parties and no notice of a change of address shall be effective until received by the other parties. A notice shall be deemed received upon hand delivery or telecopy transmission, two days after posting in the United States mail or one day after dispatch by overnight courier.

         If to Metcare:               METCARE VII, INC.
                                      350 NW 12th Avenue
                                      Deerfield Beach, Florida 33442
                                      Attn:  Anthony Gigliotti, President

         If to Parent:                METROPOLITAN HEALTH NETWORKS, INC.
                                      350 NW 12th Avenue
                                      Deerfield Beach, Florida 33442
                                      Attn: _____________________________

         With a copy to:              METCARE VII, INC.
                                      350 NW 12th Avenue
                                      Deerfield Beach, Florida 33442
                                      Attn:  Roberto Palenzuela, General Counsel

         If to Primedica:             Primedica Healthcare, Inc.
                                      4651 Sheridan Street, Suite 400
                                      Hollywood, Florida 33021
                                      ATTN: Jay A. Martus, Esq.,
                                            Vice President and General Counsel


         Section 2.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

         Section 2.8 Expenses and Taxes. All accounting, legal and other costs and expenses incurred in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring those fees, costs and expenses. Except as provided in the next sentence, in no event shall Metcare be liable for taxes imposed upon Primedica including, without limitation, any and all taxes upon their incomes, taxes incurred prior to the Closing Date and sales taxes. Metcare shall be solely responsible for all (i) taxes imposed upon the conveyance of the Assets and (ii) sales, use or excise taxes payable in connection with the contemplated transactions.

         Section 2.9 Waiver. Any party to this Agreement may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any extension or waiver shall be in writing and signed by the parties. No waiver shall operate or be construed as a waiver of any subsequent act or omission of the parties.

         Section 2.10 Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability.

         Section 2.11 Litigation; Prevailing Party. Except as otherwise required by applicable law or as expressly provided in this Agreement, in the event of any litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

         Section 2.12 Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer of employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

         Section 2.13 Mergers and Consolidation; Successors and Assigns. Metcare shall not have the right to assign their rights or delegate their duties and obligations under this Agreement. The parties acknowledge and agree that the provisions of this Agreement, are assignable by Primedica to any assignee, successor or Affiliate and, upon that assignment, the assignee, successor or affiliate shall be entitled to enforce the provisions of this Agreement.

         Section 2.14 Jurisdiction; Venue; Inconvenient Forum; Jury Trial. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN BROWARD COUNTY, AND THE PARTIES ACCEPT THE EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING. IN ADDITION, THE PARTIES KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT BROUGHT IN THE STATE OF FLORIDA, AND FURTHER, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH

PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.


                                      METCARE:

                                      METCARE VII, INC.
                                      a Florida corporation



                                      By: /s/ Noel J. Guillama
                                         -------------------------------------
                                              Noel J. Guillama, President

                                      PARENT:

                                      METROPOLITAN HEALTH NETWORKS, INC.
                                      a Florida corporation



                                      By: /s/ Noel J. Guillama
                                          ------------------------------------
                                      Print Name: Noel J. Guillama
                                      Print Title: President

                                      PRIMEDICA:

                                      PRIMEDICA HEALTHCARE, INC.



                                      By: /s/ Jay A. Martus
                                         -------------------------------------
                                              Jay A. Martus, Vice President